EXHIBIT 10.21

AGENCY AGREEMENT
Vertical Health Solutions, Inc.
d/b/a OnPoint Medical Diagnostics
October 18, 2011

Emergent Financial Group, Inc.

3600 American Boulevard West

Suite 670

Bloomington, MN 55431

Ladies and Gentlemen:

Vertical Health Solutions, Inc. d/b/a/ OnPoint Medical Diagnostics, a Florida corporation (the “Company”), proposes to issue and sell, on a non-exclusive basis, through Emergent Financial Group, Inc. (the “Agent”), in a private placement (the “Private Placement”), up to $5,000,000 dollars (5,000,000 units). A unit consists of one share of the Company’s common stock (the “Shares”), $.001 par value and one half five-year warrant, each full warrant to purchase one share of common stock with a cash purchase price of $2.00 per share (the “Warrants” and together with the Shares, the “Units”), at a price of $1.00 per Unit (the “Offering Price”).

A minimum investment of $25,000 (25,000 units) per purchaser of the Units (each, a “Purchaser”) is required, unless a smaller amount is agreed to at the Company’s discretion. All amounts received in subscription for the Units will be deposited with Private Bank Minneapolis, Minnesota, pursuant to the terms of an escrow agreement (the“Escrow Agreement”), the form of which is attached hereto as Exhibit A. The Company will be entitled to utilize the net proceeds from the sale of the Units as described in the Memorandum (described below) following the Closings described in Section 1(d).

The Company will be responsible for the preparation of the offering documents (the“Memorandum”) in form and substance reasonably acceptable to the Agent with respect to the offer and sale of the Units in conformity with applicable requirements of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission promulgated thereunder, including Rules 502 and 506 of Regulation D promulgated under the Act. Copies of the Memorandum as requested by the Agent shall be delivered by the Company to the Agent. (As used herein, the term Memorandum includes the exhibits to and the documents incorporated by reference into the Memorandum.)

1.                Appointment of the Agent. (a) Subject to the terms and conditions hereinafter set forth, the Company hereby engages the Agent as a non-exclusive agent for the sale of the Units on a reasonable efforts basis for a period (the “Offering Period”) commencing on the date hereof and ending ninety (90) days after the date of the Memorandum(subject, however, to an extension for up to sixty (60) days at the election of the Company). The Agent agrees to use its reasonable efforts to sell the Units as agent of the Company. It is understood and agreed that there is no firm commitment on the part of the Agent to purchase any of the Shares.

(b)             As compensation for its services, and assuming subscriptions for the Units are received on or before the termination of the Offering Period, the Agent will be entitled to a commission of ten percent (10%) of the amount of gross proceeds received by the Company with respect to the Units sold by the Agent in the Private Placement, to be due and payable by the Company to the Agent on the Closing Dates, as such term is defined below.

(c)              It is understood and agreed that the Company may, in its sole discretion, reject any subscription for the Units presented to it by the Agent, in whole or in part. No commission or other compensation shall be due or owing to the Agent with respect to any subscription which is rejected by the Company. In addition, it is understood and agreed that if, prior to a Closing on a subscription for the Units, the affected subscriber notifies the Agent of its desire to rescind such subscriber’s Unit subscription, such amounts impounded with respect to such subscription will promptly be delivered to the rescinding subscriber without interest or deduction, and the Agent shall be entitled to no commission or other compensation on such rescinded amounts.

(d)             Subject to the terms of the Escrow Agreement, one or more closings (a “Closing” or “Closings”) of the offering contemplated hereby shall take place at such date(s) and location as may be mutually agreed upon by the Company and the Agent; with the last Closing occurring no later than the fifth (5th) full business day from and after the termination of the Offering Period, as described in Section 1(a), above. Each such date is referred to herein as a“Closing Date.” Before each Closing, the Agent shall provide the Company with copies of all signed subscription materials for that Closing.

(e)              The Units shall be sold only to investors who represent themselves to be “accredited investors,” as such term is defined in Regulation D.

2.                Covenants of the Company. The Company hereby covenants and agrees with and represents and warrants to the Agent that:

(a)              The Company will use its reasonable efforts to qualify the offer and sale of the Shares and the Shares underlying the Warrants pursuant to exemptions from registration within 30 day sunder the applicable securities laws of such states as may be mutually agreed upon by the Company and the Agent. The Company shall be responsible for such qualification of offers and sales of the Shares and the Shares underlying the Warrants in the agreed upon states. The Company will advise the Agent promptly upon its becoming aware of the issuance by the Commissioner of the Minnesota Department of Commerce, Securities Division (or any other state securities agency or division) (collectively, the “Division”) of any stop order suspending the offer and/or sale of the Shares and the Shares underlying the Warrants ,or of the institution of any proceedings for that purpose; will use its reasonable efforts to prevent the issuance of any stop order; and, if a stop order is issued, will use its reasonable efforts to obtain, as soon as possible, the withdrawal or lifting thereof. The Company will notify the Agent promptly of any request by any Division for additional information, and will consult with the Agent before filing any additional information. The necessary legal research, document preparation and filing fees for qualification for exemptions at the state and federal levels shall be conducted by counsel for the Company, at the Company’s expense. All documents to be filed shall be submitted to the Agent and its counsel for prior approval and no amendment will be made to any filing, the Memorandum, or to any exhibits thereto without the prior consent of the Agent and its counsel, which approval and consent shall not unreasonably be withheld.

(b)             The Company will furnish to the Agent, as soon as available, copies of the Memorandum and any amendments or supplements thereto, all in such quantities as the Agent may from time to time reasonably request. The Company specifically authorizes the Agent to use and distribute copies of such Memorandum in connection with the sale of the Units as, and to the extent, permitted by applicable federal and state securities laws.

(c)              The Company will pay all of its costs and expenses incident to the performance of its obligations under this Agreement including, without limiting the generality of the foregoing, (1) all costs and expenses in connection with any tombstone advertisements, the preparation and printing of the Memorandum (including financial statements and exhibits), and any amendments or supplements thereto, in such quantities as the Agent reasonably deems necessary, together with all postage and other delivery charges connected with the delivery of the Memorandum to the Agent and to potential investors; (2) the printing of any other instruments or documents relating to any transaction contemplated in this Agreement; (3) the issuance and delivery of the Units, including taxes, if any; (4) the fees and disbursements of counsel for the Company; (5) all fees, costs and expenses (including, without limitation, the fees and disbursements of counsel for the Company) in qualifying the offer and sale of the Shares for exemptions from registration under the various state “blue sky” laws and regulations; (6) all fees and other charges of the independent public accountants of the Company; (7) all reasonable travel, lodging and entertainment expenses associated with investor meetings and marketing road shows as approved in advance by the Company; and (8) a non-accountable expense allowance equal to three percent (3%) of the amount of the gross proceeds received by the Company with respect to Units sold by the Agent in the Private Placement, which is due and payable at each of the Closing Dates.

(d)             The Memorandum and all supplements or amendments thereto do not, and will not, include any untrue statement of a material fact, or omit to state any material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

(e)              At the final Closing, and upon the receipt of a one-time payment of $50.00 in payment therefor, the Company will issue and deliver to the Agent a warrant to purchase, for a five (5)-year period, the number of shares of the Company’s common stock equal to ten percent (10%) of the Units sold by the Agent in the Private Placement at such Closing (the“Agent’s Warrant”). The Agent’s Warrant shall be immediately exercisable at a per share exercise price of $1.00. The form of the Agent’s Warrant is attached hereto as Exhibit B.

(f)              The Company will supply such historical financial statements, loan documentation, shareholder agreements, distribution agreements, patent filings, employment contracts, financial projections in form and substance reasonably acceptable to the Agent, and any other corporate documents as the Agent or its legal counsel may reasonably request, in connection with the offer and sale of Units in the Private Placement, and the Company shall make available for consultation any such persons involved with the Company’s business as the Agent or its counsel shall deem necessary in connection with the Agent’s due diligence examination of the Company.

(g)              The Company agrees that the timing, pricing and terms of the Private Placement are subject to any material adverse change in the condition of or prospects for the Company, including the Company’s failure in any material respect to perform up to the projected financial levels provided by the Company as of the date hereof, as well as any changes in general stock market price levels, or any other event of general consequence prior to completion of the Private Placement, which, in the sole judgment of the Agent, could reasonably be expected to have an material adverse impact on the Private Placement; provided, no change to the timing, terms or pricing can be made without the consent of the Company. The Company agrees to provide the Agent with prompt written notification of any changes, developments or occurrences or other possible events (including any defaults or potential liabilities), which the Company reasonably believes have, or could reasonably be perceived to have, a material adverse impact on the Company, its financial performance or the success of the Private Placement contemplated hereby.

(h)             The Company shall provide to the Agent detailed financial projections in form and substance reasonably acceptable to the Agent, which shall include a detailed use of proceeds showing how the Private Placement proceeds will be used. The Company agrees to certify at each Closing that the historical financial information, financial projections and due diligence information presented by the Company to the Agent for its review (collectively, the “Diligence Materials”), were prepared in good faith and represent the Company’s best present and future estimate of the Company’s financial condition as of the date set forth therein; provided, however, the Company shall have no obligation to make such certification following the initial Closing unless the Company shall have provided the Agent with updated Diligence Materials following the date of the last certification in accordance with this provision.

(i)               The Company agrees that, following the execution of this Agreement, and prior to the final Closing, that, except as contemplated in the Memorandum, there will be no material change in the debt or equity capitalization of the Company, including the issuance of additional stock, convertible debt, employee options, warrants, etc., and no such material change shall occur prior to a termination of the Private Placement without the prior written consent of the Agent. Notwithstanding the foregoing, the Agent acknowledges and agrees that, in the event the Company does not satisfy the conditions to release the Equity Release Amount as set forth in the Company’s Agreement and Plan of Merger, dated as of February 1, 2011, by and among the Company, Vertical HS Acquisition Corp. and OnPoint Medical Diagnostics, Inc. (the “Merger Agreement”), the Company will be required to cancel 1,000,000 shares of its outstanding common stock. The Agent further acknowledges that such cancellation will not result in a breach of any representation, warranty or covenant under this Agreement. As of the date hereof, the Company has 10,540,406 shares of common stock outstanding, warrants to purchase 659,787 shares of common stock, and options to purchase 1,050,000 shares of common stock. There are no shares of preferred stock issued or outstanding.

(j)               The Company shall make no offer or sale of securities that will be integrated for purposes of any applicable state or federal securities laws with the offer or sale of the Units.

(k)             The Company will file a registration statement relating to the shares underlying the Units within 30 days of the final closing. In the event that the registration statement is not filed within 30 days of the final closing, the Company will make pro rata payments to each Purchaser in an amount equal to 1.0% of the aggregate Offering Price per Unit held by such Purchaser for each 30-day period or pro rata for any portion thereof following the filing deadline for which no registration statement is filed. Under the registration rights agreement, the Company will keep the registration of the shares underlying the Units effective until the date on which all of the shares have been sold or may be sold without volume restrictions pursuant to Rule 144, but in any event for no more than two years.

The covenants of the Company shall survive the Closing(s) contemplated herein.

3.                Representations and Warranties of the Company. Except as set forth in the Company’s Current Report on Form 8-K filed by the Company on April 22, 2011 and any subsequent forms, reports, statements, schedules, amendments or other documents prior to the date of this Agreement (the “SEC Reports”), the Company hereby represents and warrants to the Agent that:

(a)              The Company has prepared the Memorandum and the subscription documents included therewith in compliance in all material respects with Regulation D, with the applicable Rules and Regulations, and with applicable securities laws pertaining to the private placement of securities in the states listed or contemplated in the Blue Sky Memorandum furnished to the Agent, and the Memorandum is either in material compliance, or will be supplemented to be in material compliance, with any applicable laws of any other states in which the Company agrees that Units may be sold.

(b)             The Memorandum and all supplements or amendments thereto do not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein, in light of the circumstances under which they were made, or necessary to make the statements therein not misleading.

(c)              The Company has been duly organized and validly exists as a corporation in good standing under the laws of the State of Florida, with full corporate power and authority to own, lease, and operate its properties and conduct its business as described in the Memorandum. The Company is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which the failure to be qualified or in good standing would have a material adverse effect on the business of the Company. The Company has all necessary and material authorizations, approvals, and orders of and from all governmental regulatory officials and bodies to own its properties and to conduct its business as described in the Memorandum, and it is conducting its business in substantial compliance with all applicable material laws, rules, and regulations of the jurisdictions in which it is conducting business. The Company holds all material licenses, certificates, and permits from state, federal, and other regulatory authorities necessary for the conduct of its business as described in the Memorandum, or has obtained waivers from any such applicable requirements from the appropriate state, federal, or other regulatory authority, except where failure to obtain such waiver would not be reasonably expected to have a material adverse effect on the business of the Company.

(d)             The Company is not in violation of its Certificate of Incorporation or Bylaws; it is not in default in the performance or observance of any obligation, agreement, covenant, or condition contained in any bond, debenture, note, or other evidence of indebtedness or in any contract, indenture, mortgage, loan agreement, joint venture, or other agreement or instrument to which the Company is a party or by which the Company or any of its properties is bound, which default is material to the business of the Company; and it is not in violation of any law, order, rule, regulation, writ, injunction, or decree of any government, governmental instrumentality, or court, domestic or foreign, which violation is material to the business of the Company.

(e)              The Company has full legal right, power, and authority to enter into this Agreement and the Escrow Agreement. This Agreement and the Escrow Agreement have been duly authorized, executed, and delivered by the Company and will be valid and binding agreements on the part of the Company, enforceable in accordance with their terms, except as enforceability may be limited by the application of bankruptcy, insolvency, moratorium, or similar laws affecting the rights of creditors generally and by judicial limitations on the right of specific performance, and except as the enforceability of the indemnification or contribution provisions hereof may be determined to be unenforceable as against public policy or under applicable securities laws.

(f)              Except as is otherwise expressly stated in the Memorandum, there are no material actions, suits, or proceedings pending before any court or governmental agency, authority, or body to which the Company is a party or of which the business or property of the Company is the subject which could reasonably be expected to result in any material adverse change in the condition (financial or otherwise), business, or prospects of the Company, materially and adversely affect its properties or assets, or prevent consummation of the transactions contemplated by this Agreement; and, to the best of the Company’s knowledge, no such actions, suits, or proceedings are threatened. For purposes of this Agreement, unless otherwise specifically stated, “material” shall be interpreted under the Rules and Regulations and the Securities Exchange Act of 1934, as amended.

(g)              The Company has the duly authorized and outstanding capitalization on the applicable dates as set forth in the Memorandum. The outstanding capital stock of the Company, including without limitation the common stock, is duly authorized and validly issued, fully paid, and nonassessable. The capital stock, including without limitation the common stock, conforms in substance to all statements relating thereto contained in the Memorandum. The Shares have been duly authorized and, when issued and delivered pursuant to this Agreement, will be validly issued, fully paid, and nonassessable. Except as set forth in the Memorandum, no preemptive rights or similar rights of any security holders of the Company exist with respect to the issuance and sale of the Shares or any other security by the Company. Upon payment for and delivery of the Shares pursuant to this Agreement, the investors will acquire good and marketable title to the Shares, free and clear of all liens, encumbrances, or claims, except those liens, encumbrances or claims created by, or with respect to the property of, such investors.

(h)             The Agent’s Warrant has been duly authorized and, when issued and paid for in accordance with the terms of the Agent’s Warrant, the shares of common stock underlying the Agent’s Warrant will be fully paid, nonassessable and duly and validly issued and subject to no preemptive rights or similar rights on the part of any person or entity. An adequate number of the Company’s common stock has been reserved for issuance with respect to the exercise of the Agent’s Warrant in full. The Agent’s Warrant, when delivered to the Agent, will constitute a valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by the application of bankruptcy, insolvency, moratorium or similar laws affecting the rights of creditors generally and by judicial limitations on the right of specific performance.

(i)               Subsequent to the respective dates as of which information is given in the Memorandum or any supplement or amendment to the Memorandum, except as is otherwise disclosed in the Memorandum or a supplement or amendment thereto, there has not been (i) any material adverse change, or a development involving a reasonably likely material adverse change, in or affecting the business, properties, business prospects, results of operations, or condition (financial or otherwise) of the Company; (ii) any material transaction entered into by the Company (other than transactions in the ordinary course of business); (iii) any material obligation, direct or contingent, incurred by the Company (other than obligations incurred in the ordinary course of business); (iv) any material change in the capital stock, short-term debt, or long-term debt of the Company; or (v) any dividend or distribution of any kind declared, paid or made on the Company’s capital stock.

(j)               The Company has good and marketable title to all of the property, real and personal, described in the Memorandum as being owned by the Company, free and clear of all liens, encumbrances, equities, charges, or claims. The Company has valid and binding leases to the real and/or personal property described in the Memorandum as being under lease to the Company, except as to those leases which are not material to the Company or the lack of enforceability of which would not materially interfere with the use made and to be made by the Company of such leased property.

(k)             The Company has timely filed all applicable federal and state tax returns and paid all state and federal taxes due. There is no tax deficiency which might be asserted against the Company which would materially and adversely affect the Company’s business or properties.

(l)               No labor disturbance by the employees of the Company exists or, to the knowledge of the Company, is imminent which could reasonably be expected to have a material adverse effect on the conduct of the business, operations, financial condition, or income of the Company.

(m)            The Company has no knowledge of any infringement of, or conflict with, the rights of others with respect to any patents, patent applications, patent rights, licenses, inventions, technology, trademarks, service marks, trade names, or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling, or finding, would materially adversely affect the Company’s business and proposed business as described in the Memorandum, and, the Company, fully owns, possesses, or is licensed to use, all of the material patents, patent applications, trademarks, trademark applications, trademark registrations, service marks, service mark registrations, copyrights and licenses as are described in the Memorandum.

(n)             The Company will apply the proceeds from the sale of the Units by it to the purposes and substantially in the manner set forth in the Memorandum.

(o)             The Company has no “pension plan” or “employee pension benefit plan” as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974 as amended from time to time.

(p)             Except as described in the Memorandum and this Agreement, other than the Agent, such subagents as may be employed by the Agent and Emergent Financial Group, Inc. (and its subagents) (“Emergent”), no person or entity is entitled, directly or indirectly, to compensation from the Company or the Agent for current or past services as a finder, agent, broker or originator in connection with the transactions contemplated by this Agreement. Other than the Agent and Emergent, no person or entity has any right to act as a finder, agent, broker or originator in connection with the transactions contemplated by this Agreement. The Company has provided the Agent with copies of any agreements or understandings dealing with any such relationships, including any agreements or prior agency agreements entitling other parties to compensation for the Private Placement.

(q)             All prior offers and sales of securities of the Company were either exempt from registration under the Act and all applicable state blue sky laws or were duly registered under the Act and all applicable state blue sky laws.

(r)              Other than the Company’s 2010 convertible note offering, which may qualify for integration pursuant to Rule 502(a) of Regulation D, and the 2011 private placement offering, which will qualify for integration pursuant to Rule 502(a) of Regulation D, each of which were made in reliance upon Rule 506 of Regulation D, no other past offering will be integrated with the Private Placement.

(s)              The Company maintains a system of internal accounting controls to provide reasonable assurances that (i) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally-accepted accounting principles and to maintain accountability for assets, (ii) transactions are executed in accordance with management’s general or specific authorization, (iii) access to assets is available only if permitted in accordance with management’s general or specific authorization, and (iv) the recorded accountability for amounts is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(t)               The Company is not in default of any debt, leasing or any other agreements, which default would be reasonably expected to have a material adverse effect on the Company.

The representations and warranties of the Company shall survive the Closing(s) contemplated herein.

4.                Representations and Warranties of Agent. The Agent hereby represents and warrants to the Company that:

(a)              It, and to its best knowledge, any subagents employed by it, are members in good standing of the Financial Industry Regulatory Authority (“FINRA”) or are associated with such a member.

(b)             It, and to its best knowledge, any subagents employed by it, are registered broker-dealers in good standing under the appropriate laws and regulations of each of the states in which offers, offers for sale, or sales of the Units will be made by the Agent or subagent.

(c)              It, and any subagent employed by it, will not offer the Units for sale to, sell to, or solicit any offers to subscribe for the Units from, any offeree who resides in a state where the Blue Sky laws require offerees to meet specified qualifications, unless such offeree meets such qualifications; where Blue Sky laws require offerees to receive disclosure documents, until it has delivered a Memorandum, including exhibits, and any other information provided by the Company which is required to be delivered to purchasers pursuant to Rule 502(b)(2) under the Act, to such offeree. Within a reasonable time prior to the Closing Date respecting such purchase, it or its subagents shall deliver all such documents to all persons who are to purchase the Units, to the extent they have not theretofore received such documents.

(d)             It, and any subagent employed by it, will make offers to sell the Units to, sell to, or solicit offers to subscribe for the Units from, persons only from those states or other jurisdictions where the Company has either qualified or registered the Private Placement for sale or determined that an exemption from such qualification or registration is available under the applicable Blue Sky laws of such states or jurisdictions. It, and any subagent employed by it, will not offer, sell or solicit offers for the Units to or from any person unless, immediately before making such offer, sale or solicitation, it or the subagent reasonably believes such person (1) would be able to represent that such person is acquiring the Units for such person’s own account as principal for investment and not with a view to resale or distribution, and (2) qualifies as an accredited investor as defined in Rule 501 of Regulation D under the Act.

(e)              Upon the delivery to it by the Company of the requisite number of copies thereof, it will promptly distribute to each person to whom a Memorandum was given a copy of any amendment thereof or supplement thereto approved by it.

(f)              The Agent has full legal right, power and authority to enter into this Agreement, This Agreement has been duly authorized, executed and delivered by the Agent and it is the valid and binding obligation of the Agent, except as enforceability may be limited by the application of bankruptcy, insolvency, moratorium, or similar laws affecting the rights of creditors generally and by judicial limitation s on the right of specific performance, and except as the enforceability of the indemnification or contribution provisions hereof may be determined to be unenforceable as against public policy or under applicable securities laws.

(g)              The Agent will conduct its obligations in connection with the offer and sale of the Units in a manner complying in all material respects with the terms of the Memorandum and applicable federal and state securities laws including, without limitation, Rules 502 and 506 of Regulation D under the Act.

The representations and warranties of the Agent shall survive the Closing(s) contemplated herein.

5.                Conditions of the Agent’s Obligations. The obligations of the Agent as provided herein shall be subject to the performance by the Company of its obligations hereunder and to the satisfaction of the following additional conditions on or before the Closing Date:

(a)              No stop order suspending the offer and/or sale of the Units shall have been issued and no proceeding for that purpose shall have been initiated or, to the knowledge of the Company or the Agent, threatened, by any Division or the Securities and Exchange Commission and any request of any Division for additional information to be included in the Memorandum or otherwise shall have been complied with to the Agent’s satisfaction.

(b)             The Agent shall not have advised the Company that the Memorandum, or any amendment thereof or supplement thereto, contains any untrue statement of a fact which, in the opinion of its legal counsel, is material, or that the Memorandum omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

(c)              The Agent shall have received an opinion of Morgan, Lewis &Bockius LLP, counsel for the Company, dated as of the initial Closing Date and addressed to the Purchasers, in the form attached hereto at Exhibit C. In expressing the foregoing opinions, as to matters of fact relevant to conclusions of law, counsel may rely, to the extent reasonable, upon certificates of public officials and of the responsible officers of the Company, provided that copies of any such certificates of officers of the Company are attached to the opinion.

(d)             The Agent shall have received from the Company a certificate, dated as of each Closing Date, of the principal executive officer and the principal financial officer of the Company to the effect that:

(1)             The representations and warranties of the Company in this Agreement are true and correct as if made on the Closing Date. The Company has complied in all material respects with all the agreements and satisfied all the conditions on its part to be performed or satisfied at, or prior to, such date.

(2)             As of the Closing Date, the Memorandum and any supplement or amendment thereto contained all statements and information required to be included therein, and the Memorandum (as supplemented or amended) did not include any untrue statement of a material fact (including the financial statements and any estimate, opinion or projection) or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

(3)             Except as set forth in the SEC Documents:

a.                Except as is otherwise expressly stated in the Memorandum, or any supplement or amendment thereto, there are no material actions, suits, or proceedings pending before any court or governmental agency, authority, or body to which the Company is a party or of which the business or property of the Company is the subject which could reasonably be expected to result in any material adverse change in the condition (financial or otherwise), business, or prospects of the Company, materially and adversely affect its properties or assets, or prevent consummation of the transactions contemplated by this Agreement; and, to the best of the Company’s knowledge, no such actions, suits, or proceedings are threatened.

b.                There are no tax deficiencies of the Company which might be asserted against the Company which would materially and adversely affect the Company’s business or properties and the Company has timely filed all applicable federal and state tax returns.

c.                Subsequent to the respective dates as of which information is given in the Memorandum, and except as contemplated or referred to in the Memorandum, there has not been (i) any material transaction entered into by the Company (other than transactions in the ordinary course of business); (ii) any material obligation, direct or contingent, incurred by the Company (other than obligations incurred in the ordinary course of business); (iii) any material change in the capital stock, short-term debt, or long-term debt of the Company; or (iv) any dividend or distribution of any kind declared, paid or made on the Company’s capital stock.

d.                Subsequent to the dates as of which information is given in the Memorandum, the Company has not sustained any material loss of, or damage to, its properties, whether or not insured.

e.                The Company is not in default of any debt, leasing or any other agreements, which default would be reasonably be expected to have a material adverse effect, individually or in the aggregate, on the Company or the Private Placement.

f.                 Except as described in the Memorandum and this Agreement, other than the Agent, such subagents as may be employed by the Agent and Emergent, no person or entity is entitled, directly or indirectly, to compensation from the Company or the Agent for current or past services as a finder, agent, broker or originator in connection with the transactions contemplated by this Agreement.

(4)             On the initial Closing Date and if there are any changes in or updates to the Diligence Materials, on each Closing Date immediately following the delivery of such additional Diligence Materials, the Diligence Materials were prepared in good faith and represent the Company’s best present and future estimate of the Company’s financial condition as of the date set forth therein.

(e)              On each Closing Date, there shall have been furnished to the Agent a certificate of the secretary of the Company, dated as of the Closing Date, with the documents listed herein attached, and to the effect and certifying or recertifying to the Agent as follows:

(1)             attached thereto are true and correct copies of the Certificate of Incorporation of the Company, as amended and restated to the date of the certificate, and stating that there have been no changes or amendments to the attached Certificate of Incorporation of the Company, and no proceedings pending or contemplated for: (i) the amendment of said Certificate of Incorporation, (ii) the merger, consolidation or dissolution of the Company, or (iii) the sale of all or substantially all of the assets or business of the Company shall have commenced since such date or shall be pending, and that the Company is in good standing and has paid all of its corporate franchise taxes due as of the date of such certificate.

(2)             attached thereto is a true and correct copy of the Bylaws of the Company, as amended to the date of such certificate, and that there have been no changes or amendments to the attached Bylaws and there are no proceedings pending or contemplated for the amendment of such Bylaws.

(3)             attached thereto are true and correct copies of the resolutions of the Board of Directors of the Company relating to the preparation of the Memorandum and this Agreement, the issuance and sale of the Units and other transactions contemplated by this Agreement; the resolutions relating to such matters have not been amended, modified or rescinded, except as otherwise set forth in or attached to the certificate, and are in full force and effect as of the date of such certificate and are the only resolutions adopted by the Board of Directors of the Company with respect to such matters.

(4)             the person who has signed this Agreement was duly elected at the time of such signing and was duly acting as an officer of the Company.

(f)              On initial Closing Date and if there are any changes in the numerical data set forth in the Memorandum or any supplement thereto, on each Closing Date immediately following the implication of such changes, there shall be furnished to the Agent, a letter from the Company’s chief financial officer, dated as of such Closing Date, in form and substance reasonably acceptable to the Agent, certifying that the information set forth in the Memorandum expressed in numerical data, including, number of securities (or percentages) or dollars (or percentages derived from dollar amounts) have been compared to accounting records that are subject to the internal accounting controls of the Company and are in agreement in all material respects with such record or computations made therefrom, excluding any questions of legal interpretation.

(g)              The Company shall deliver to the Agent a Blue Sky Memorandum from Morgan Lewis &Bockius LLP, confirming that all necessary action for the offer and sale of the Units by the Company has taken place or when such action must take place with respect to jurisdictions requiring post-sale qualifications or filings (with an undertaking to complete such post-sale qualifications and filings).

All such opinions, certificates, letters, and documents will be in compliance with the provisions hereof only if they are reasonably satisfactory to the Agent and its legal counsel. All statements contained in any certificate, letter, or other document delivered pursuant hereto by, or on behalf of, the Company shall be deemed to constitute representations and warranties of the Company.

If any of the conditions specified in this Section 5 cannot be fulfilled (other than a condition failure resulting from the Agent’s bad faith or willful misconduct), this Agreement and all obligations of the Agent hereunder may be canceled at the discretion of the Agent, and all subscription proceeds from the Shares shall be promptly delivered to the subscribers, without interest or deduction. Any such cancellation shall be without liability of the Agent to the Company.

The Agent may waive, in writing or otherwise, the performance of any one or more of the conditions specified in this Section 5 or extend the time for their performance.

6.                Indemnification and Contribution. (a) The Company will indemnify, defend and hold harmless the Agent, and any officer, director or control person, consultant or counsel of the Agent, and each subagent, against any losses, claims, damages, liabilities, or expenses to which any of such persons may become subject under the Act or any applicable state or federal securities or syndication laws, common law or any other law or any order, rule or regulation of any court or regulatory authority, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon a claim of an untrue statement of a material fact contained in the Memorandum or any amendment or supplement thereto, or arise out of or are based upon a claim of the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of a breach of any representation, warranty or covenant of the Company contained herein, and will reimburse the Agent for any reasonable legal or other expenses incurred by it in connection with investigating or defending against any such loss, claim, damage, liability or action;provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or as the result of the gross negligence, bad faith or intentional misconduct of the Agent, any subagent or any other entity or person entitled to indemnification hereunder;and provided further, that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any untrue statement, alleged untrue statement, omission or alleged omission made in any form of the Memorandum but eliminated or remedied by amendment or supplement to the Memorandum, such indemnity agreement shall not inure to the benefit of the Agent, any subagent or any other entity or person entitled to indemnification hereunder with respect to any loss, liability, claim or damage asserted by any person who purchased the Units which is the subject thereof, if a copy of the Memorandum, as so amended or supplemented, was not sent or given to such person with or prior to the written confirmation of sale of the Units to such person.

(b)             The Agent will indemnify, defend and hold harmless the Company, and any officer, director, or control person, consultant or counsel of the Company, against any losses, claims, damages, liabilities, or expenses to which any of such persons may become subject under the Act or otherwise insofar as such losses, claims, damages, liabilities, or expenses (or actions in respect thereof) arise out of or is based upon an untrue statement or alleged untrue statement or omission made in the Memorandum or any amendment or supplement thereto in reliance upon and in conformity with information furnished to the Company by or on behalf of the Agent for use in the preparation thereof or as a result of the gross negligence or intentional misconduct of the Agent or any subagent or directly from a breach by the Agent or subagent of any representation, warranty or covenant of the Agent contained herein or from any violation of applicable law by the Agent or any subagent; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending against any such loss, claim, damage, liability or action.

(c)              Each party indemnified under the provisions of Section 6(a) or (b) agrees that, upon the service of a summons or other initial legal process upon it in any action instituted against it in respect of which indemnity may be sought on account of any indemnity agreement contained in Section 6(a) or (b), it will promptly give written notice after such service of a summons or the initiation of legal process (herein called the “Notice”) of such service to the party or parties from whom indemnification may be sought hereunder. No indemnification provided for in Section 6(a) or (b) shall be available to any party who shall fail so to give the Notice if the party to whom such Notice was not given was unaware of the action to which the Notice would have related and was prejudiced by the failure to give the Notice, but the omission so to notify such indemnifying party or parties of any such service shall not relieve such indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of such indemnity agreement. Any indemnifying party shall be entitled, if it so elects within a reasonable time after receipt of the Notice by giving written notice (herein called the “Notice of Defense”) to the indemnified party, to assume (alone or in conjunction with any other indemnifying party or parties) the entire defense of such action, in which event such defense shall be conducted, at the expense of the indemnifying party or parties, by counsel chosen by such indemnifying party or parties and reasonably satisfactory to the indemnified party or parties; provided, however, that (i) if the indemnified party or parties reasonably determine that there may be a conflict between the positions of the indemnifying party or parties and of the indemnified party or parties in conducting the defense of such action or that there may be legal defenses available to such indemnified party or parties different from or in addition to those available to the indemnifying party or parties, then counsel for the indemnified party or parties shall be entitled to conduct the defense of the indemnified party or parties to the extent reasonably determined by such counsel to be necessary to protect the interests of the indemnified party or parties and (ii) in any event, the indemnified party or parties shall, at their own expense, be entitled to have counsel chosen by such indemnified party or parties participate in, but not conduct, the defense. If, within a reasonable time after receipt of the Notice, an indemnifying party gives a Notice of Defense and the counsel chosen by the indemnifying party or parties is reasonably satisfactory to the indemnified party or parties, the indemnifying party or parties will not be liable under Sections 6(a) through (c) for any legal or other expenses subsequently incurred by the indemnified party or parties in connection with the defense of the action except that (A) the indemnifying party or parties shall bear the legal and other expenses incurred in connection with the conduct of the defense referred to in clause (i) of the proviso to the preceding sentence and (B) the indemnifying party or parties shall bear such other expenses as it or they have authorized to be incurred by the indemnified party or parties. If, within twenty (20) calendar days after receipt of the Notice, no Notice of Defense has been given, the indemnifying party or parties shall be responsible for any legal or other expenses incurred by the indemnified party or parties in connection with the defense of the action.

(d)             If the indemnification provided for in subparagraphs (a) and (b) above is unavailable or insufficient to hold harmless an indemnified party under subparagraphs (a) and (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subparagraphs (a) and (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Agent and any subagents on the other from the Private Placement of the Shares, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Agent and any subagents on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subparagraph (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this Section. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)              The obligations of the Company under this Section 6 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Agent within the meaning of the Act; and the obligations of the Agent under this Section 6 shall be in addition to any liability that the Agent may otherwise have and shall extend, upon the same terms and conditions, to each director and officer of the Company (including any person who, with his consent, is named in the Memorandum as about to become a director of the Company), and to each person, if any, who controls the Company within the meaning of the Act.

7.                Effective Date of This Agreement and Termination.

(a) This Agreement shall become effective on the date hereof (the “Effective Date”).

(b)             This Agreement may be terminated by the Agent or by the Company by notice to the other in the event that the non-terminating party shall have materially failed to comply with any of the provisions hereof on its part to be performed or if any of the conditions, agreements, representations or warranties herein contained with respect to the non-terminating party shall not have been materially fulfilled within the respective times herein provided for, or are not accurate.

8.                Survival of Indemnities, Contribution Agreements, Warranties and Representations. This Section 8 and the indemnity and contribution agreements of the Company and the Agent contained in Section 6, and the covenants, representations and warranties of the Company and Agent set forth in Sections 1, 2, 3, 4, and 9 hereof, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Agent, the Company or any of its directors and officers, or any controlling person referred to in Section 6(e), and shall survive the delivery of and payment for the Shares. The aforesaid indemnity and contribution agreements shall also survive following any termination or cancellation of this Agreement. Any successor of any party or of any such party or controlling person or any legal representative of such controlling person, as the case may be, shall be entitled to the benefit of the respective indemnity and contribution agreements.

9.                Noncircumvention.If during the Offering Period or within twelve (12) months after the completion or termination of the Private Placement, the Company issues any securities or debt of the Company to any investor to which or to whom the Agent has made an offer in connection with the Private Placement, the Company shall pay to the Agent: all of the following (i) a cash commission equal to ten percent (10%) of (a) the gross sales proceeds received by the Company from such investor(s) or (b) the amount loaned by such investor(s) to the Company, as applicable; (ii) a non-accountable expense allowance equal to three percent (3%) of (a) the gross sales proceeds received by the Company from such investor(s) or (b) the amount loaned by such investor(s) to the Company, as applicable; and (iii) upon receipt of a one-time payment of $50.00 in payment therefore, the Company will issue and deliver to the Agent a warrant to purchase, for a five (5) year period, the number of shares of common stock equal to (a) ten percent (10%) of the number of shares sold to such investor(s) or (b) a number of shares of common stock equal to ten percent (10%) of the product of (x) the total amount loaned to the Company by such investor(s) divided by (y) the most recent offering price of securities of the Company, not to exceed $1.75 per share. Upon the completion or termination of the Private Placement, the Agent will provide the Company with a written list of offers made by the Agent to investors regarding the Private Placement.

10.             Notices. All notices or communications hereunder, except as herein otherwise specifically provided, shall be in writing and if sent to the Agent shall be mailed, delivered or telefaxed and confirmed to the Agent at the address set forth on the signature page of this Agreement; or if sent to the Company shall be mailed, delivered or telefaxed and confirmed to Vertical Health Solutions, Inc. d/b/a/ OnPoint Medical Diagnostics, 7760 France Avenue South, 11th Floor, Minneapolis, MN 55435, Attention: Chief Executive Officer, Facsimile: (612) [__], or to such other address as to which the Company or the Agent shall notify the other pursuant to this Section 10.

11.             Parties. Neither this Agreement nor any of the rights and obligations of the parties may be assigned by either of the parties; provided, however, that the Agent may employ subagents in accordance with the terms of this Agreement. Subject to the foregoing, this Agreement shall inure to the benefit of and be binding upon the Agent and the Company and their respective successors and assigns and the officers and directors, and controlling persons referred to in Section 6(e). Nothing expressed in this Agreement is intended or shall be construed to give any person or corporation, other than the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 6(e), any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective executors, administrators, successors and assigns and said controlling persons and said officers and directors, and for the benefit of no other person or corporation. The identity of the drafter of this Agreement shall not affect its interpretation. No Purchaser of any of the Shares shall be construed a successor or assign by reason merely of such purchase. No subagent designated by the Agent shall be construed a successor or assign of the Agent by reason of such designation.

12.             Counterparts. This Agreement may be executed in any number of counterparts, each of which taken together shall be deemed to be an original, but all of which shall constitute one and the same instrument.

13.             Waiver of Breach. One or more waivers of any covenant, term or condition of this Agreement by any party shall not be construed as a waiver of a subsequent breach of the same covenant, term or condition.

14.             Importance of Each Covenant. Each covenant and agreement on the part of one party is understood and agreed to constitute an essential part of the consideration for each covenant and agreement on the part of the other party.

15.             Governing Law. This Agreement shall be governed by and construed under the laws of the State of Minnesota, without regard to its choice of laws provisions.

16.             Jurisdiction and Venue. Each of the parties hereto and any of their affiliates agrees that any and all disputes, actions, proceedings or counterclaims arising out of, or relating to, this agreement will be litigated solely and exclusively in the United States District Court for the District of Minnesota or the Hennepin County District Court in Minneapolis, Minnesota and the appellate courts therefrom. Each of the Parties and their affiliates irrevocably consent to the jurisdiction and venue of such courts and waive any argument that venue in such forums is not convenient.

17.             Severability. If any provision of this Agreement is held invalid or otherwise unenforceable, the enforceability of the remaining provisions shall not be impaired thereby.

18.             Headings. The headings of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and do not form a part hereof and in no way interpret or construe such paragraphs and subparagraphs.

19.             Entire Agreement. This Agreement represents the entire agreement between the Agent and the Company with respect to the Private Placement and supersedes all prior agreements and discussions (whether written or oral); there are no oral promises, representations or warranties not set forth in this Agreement. No modification of this Agreement or waiver of any of its terms shall be binding upon the parties unless said modification or waiver is in writing, signed by both parties, and states that it is an amendment to this Agreement.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed counterpart of this Agreement, whereupon it will become a binding agreement between the Company and the Agent in accordance with its terms.

Very truly yours,

VERTICAL HEALTH SOLUTIONS, INC. D/B/A/ ONPOINT MEDICAL DIAGNOSTICS

By:

Name: William T. Cavanaugh

Title: President and Chief Executive Officer

The foregoing Agency Agreement is hereby confirmed

and accepted by the Agent as of October18, 2011.

AGENT: Emergent Financial Group, Inc.

By

Peter Voldness

Title: Chief Executive Officer

Address: 3600 American Boulevard West

Suite 670

Bloomington, MN 55431

Attention: Peter Voldness

(Signature Page to Agency Agreement)

EXHIBIT A

ESCROW AGREEMENT

EXHIBIT B

COMMON STOCK PURCHASE WARRANT

EXHIBIT C

form of legal opinion